Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2016 RESULTS

Newport Beach, CA – May 3, 2016 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the quarter ended March 31, 2016.

Financial Highlights Fiscal 2016 First Quarter – versus Fiscal 2015 First Quarter

•	Net sales of $69.5 million, compared with $66.6 million.

•	Net income of $2.79 million, compared with $0.05 million.

•	Earnings per diluted share of $0.10, compared with $0.00.

Eric Wintemute, Chairman & CEO of American Vanguard commented: “Net sales increased during the period, led by our expanding international business. We achieved significantly better earnings in the quarter as a result of increased sales and focused management discipline regarding manufacturing costs and operating expenses. Additionally, we were able to invest in a new biological technology platform while further reducing debt.”

Mr. Wintemute continued: “While the Midwest corn market remained stable year-over-year, we benefited from our broad participation in other crops and global regions. In particular, the two herbicides that we acquired last year have helped expand our international business and allowed us to enter the U.S. soybean market for the first time. In addition, we recorded improved sales in the cotton market, driven by this year’s rise in cotton acreage.”

Mr. Wintemute concluded: “During the balance of this year, we expect our performance to be defined by demand for our corn herbicide Impact®, sales of our Thimet® insecticide in peanuts and sugar cane, post-harvest application of our soil fumigants, and continued expansion of our international business. We also expect to benefit from stronger fruit and vegetable sales resulting from the improvement in western U.S. drought conditions. Dibrom® mosquito adulticide sales will be weather dependent, but may get additional traction in light of recent public health concerns. We look forward to giving you more detail regarding first quarter results in our upcoming conference call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Tuesday, May 3, 2016. Interested parties may participate in the call by dialing (201) 493-6744 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative

American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2016	2015
Net sales	$69,474	$66,565
Cost of sales	41,971	41,915

Gross profit	27,503	24,650
Operating expenses	22,873	24,344

Operating income	4,630	306
Interest expense	541	641

Income (loss) before provision for income taxes and loss on equity investment	4,089	(335)
Income taxes expense (benefit)	1,060	(292)

Income (loss) before loss on equity investment	3,029	(43)
Net loss from equity method investment	(82)	—

Net income (loss)	2,947	(43)
Net (income) loss attributable to non-controlling interest	(153)	94

Net income attributable to American Vanguard	2,794	51

Earnings per common share—basic	$.10	$.00

Earnings per common share—assuming dilution	$.10	$.00

Weighted average shares outstanding—basic	28,808	28,527

Weighted average shares outstanding—assuming dilution	29,307	28,839

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS

(Unaudited)

	Mar. 31, 2016	Dec. 31, 2015
Current assets:
Cash and cash equivalents	$7,916	$5,524
Receivables:
Trade, net of allowance for doubtful accounts of $388 and $423, respectively	82,687	72,835
Other	2,904	2,554

Total receivables, net	85,591	75,389
Inventories	144,415	136,477
Prepaid expenses	12,354	11,172
Income taxes receivable	—	168
Deferred income tax assets	8,101	8,101

Total current assets	258,377	236,831
Property, plant and equipment, net	46,433	47,972
Intangible assets, net of applicable amortization	127,131	129,160
Other assets	31,581	29,576

	$463,522	$443,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other notes payable	$37	$55
Current installments of other liabilities	200	514
Accounts payable	28,374	15,343
Deferred revenue	7,040	8,888
Accrued program costs	52,002	44,371
Accrued expenses and other payables	6,992	7,111
Income tax payable	1,002	—

Total current liabilities	95,647	76,282
Long-term debt and other notes payable, excluding current installments	65,763	68,321
Other liabilities, excluding current installments	3,022	3,054
Deferred income tax liabilities	27,556	27,556

Total liabilities	191,988	175,213

Commitments and contingent liabilities Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,596,302 shares at March 31, 2016 and 31,638,225 shares at December 31, 2015	3,160	3,164
Additional paid-in capital	68,714	68,534
Accumulated other comprehensive loss	(3,456)	(3,541)
Retained earnings	211,301	208,507

	279,719	276,664
Less treasury stock at cost, 2,450,634 shares at March 31, 2016 and December 31, 2015	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	271,450	268,395
Non-controlling interest	84	(69)

Total stockholders’ equity	271,534	268,326

	$463,522	$443,539

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31
	2016	2015
Cash flows from operating activities:
Net income (loss)	$2,947	$(43)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	4,315	3,954
Amortization of other long term assets	1,092	1,430
Amortization of discounted liabilities	9	49
Stock-based compensation	456	1,427
Tax benefit from exercise of stock options	(35)	(1)
Operating loss from equity method investment	82	—
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(10,202)	3,611
Increase in inventories	(7,938)	(1,350)
Increase in prepaid expenses and other assets	(1,036)	(1,301)
Decrease (increase) in income tax receivable/payable, net	1,205	(378)
Increase in accounts payable	13,031	3,570
(Decrease) increase in deferred revenue	(1,848)	3,660
Increase in other payables and accrued expenses	7,512	5,214

Net cash provided by operating activities	9,590	19,842

Cash flows from investing activities:
Capital expenditures	(715)	(1,522)
Investment	(3,283)	—

Net cash used in investing activities	(3,998)	(1,522)

Cash flows from financing activities:
Net payments under line of credit agreement	(2,600)	(14,400)
Payments on other long-term liabilities	(373)	(351)
Tax benefit from exercise of stock options	35	1
Increase in other notes payable	—	200
Net payments from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	(315)	(965)
Payment of cash dividends	—	(569)

Net cash used in by financing activities	(3,253)	(16,084)

Net increase in cash and cash equivalents	2,339	2,236
Cash and cash equivalents at beginning of period	5,524	4,885
Effect of exchange rate changes on cash	53	(251)

Cash and cash equivalents at end of period	$7,916	$6,870